Exhibit 23.1


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88942, 33-94936, 333-09423, 333-53003, 333-61587
and 333-67769) pertaining to the 1991 Stock Option Plan, the 1994 Director Stock Option Plan, the 1994 Employee Stock Purchase Plan and the 1998 Employee Stock Purchase Plan of Micro Linear Corporation of our report dated January 25, 1999 appearing on page 29 in this Form 10-K.


PricewaterhouseCoopers LLP


San Jose, California
April 1, 1999